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                                                                     EXHIBIT 5.1
                   B A S S,  B E R R Y  &  S I M S    P L C
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                               ATTORNEYS AT LAW
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
    KNOXVILLE OFFICE:              THE TOWER AT PEABODY PLACE             NASHVILLE OFFICE:
   1700 RIVERVIEW TOWER          100 PEABODY PLACE,  SUITE 950        2700 FIRST AMERICAN CENTER
 KNOXVILLE, TN 37901-1509        MEMPHIS, TENNESSEE 38103-2625         NASHVILLE, TN 37238-2700
      (423) 521-6200                    (901) 543-5900                      (615) 742-6200
                                       www.bassberry.com


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                                April 20, 2000



The Board of Directors of
National Commerce Bancorporation
One Commerce Square
Memphis, TN 38150

     RE:  Form S-4 Registration Statement Relating to
          96,654,117 Shares of Common Stock, Par Value $2.00
          per Share, of National Commerce Bancorporation
          ----------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for National Commerce Bancorporation, a Tennessee corporation ("NCBC"), in connection with the preparation and filing of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 96,654,117 shares of NCBC common stock, par value $2.00 per share, to be issued in connection with the Agreement and Plan of Merger, dated as of March 17, 2000 (the "Merger Agreement"), by and between NCBC and CCB Financial Corporation.

     In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of NCBC, such agreements and instruments, such certificates of public officials, officers of NCBC and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

     As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of NCBC and certain public officials. Except to the extent expressly set forth herein, we have made no
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National Commerce Bancorporation
April 20, 2000
Page 2

independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock of NCBC, par value $2.00 per share, issuable in connection with the Merger Agreement have been duly authorized and, when issued in accordance with the terms of the Merger Agreement as described in the Registration Statement, will be validly issued, fully paid and nonassessable by the NCBC.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by NCBC pursuant to Rule 462(b) of the Act and to the use of our name under the heading "Legal Opinions" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion letter is being furnished by us to NCBC and the Commission solely for the benefit of NCBC and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by NCBC or the Commission for any other purposes, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                    Sincerely,

                                    /s/ Bass, Berry & Sims PLC
                                    --------------------------
                                    BASS, BERRY & SIMS PLC